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                                                                    EXHIBIT 23.2

                          CONSENT OF COOLEY GODWARD LLP



We consent to the reference to Cooley Godward LLP under the captions "United States Federal Income Tax Consequences of the Merger" and "Legal Matters" in this Registration Statement on Form S-4 of i2 Technologies, Inc.


Cooley Godward LLP



By: /s/ KEITH A. FLAUM
    Keith A. Flaum